KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone Schedules 2020 Fourth Quarter Financial Results and Conference Call

Date: February 16, 2021

KINGSTON, N.Y.--(ACCESSWIRE)-- **Kingstone Companies, Inc. (Nasdaq:KINS)** (the “Company” or “Kingstone”), a Northeast regional property and casualty insurance holding company, announced today that it will hold its 2020 Fourth Quarter financial results conference call for analysts and investors on Friday, March 19, 2021 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on the previous day, Thursday, March 18, 2021.

The details of the conference call and webcast are as follows:

Date: Friday, March 19, 2021
Time: 8:30 a.m. Eastern Time

Access by conference call:

Domestic callers: 877-407-3105
International callers: 201-493-6794

Access by webcast:

The call will be simultaneously webcast over the internet and can be accessed via the following: link fifteen minutes prior to call: Kingstone Q4 2020 Financial Results Conference Call

The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

INVESTOR RELATIONS CONTACT:

Amanda M. Goldstein
Investor Relations Director
(516) 960-1319